As filed with the Securities and Exchange Commission on August 6, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLANTICA YIELD PLC
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

England and Wales	Great West House, GW1, 17th floor	Not Applicable
(State or other jurisdiction of incorporation or organization)	Great West Road Brentford, United Kingdom TW8 9DF Tel.: +44 203 499 0465 (Address and telephone number of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

ASHUSA Inc.
1553 W Todd Dive, Suite 204
Tempe, AZ 85283
Tel.: (602) 365-0594
Attn.: Emiliano Garcia Sanz
(Name, address, and telephone number of agent for service)

Copies to:

Alejandro Gonzalez Lazzeri
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Tel: (212) 735-3000
Fax: (212) 735-2000/1

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereon that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging Growth Company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Aggregate Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Ordinary Shares, nominal value $0.10 per share(2)
Senior debt securities(2)
Subordinated debt securities(2)
Warrants(2)

(1)
These offered securities may be sold separately or together as units with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)
Also includes such indeterminate number of ordinary shares of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

PROSPECTUS

 (incorporated in England and Wales)

Ordinary Shares
Senior Debt Securities
Subordinated Debt Securities
Warrants

Atlantica Yield plc, or the Company, we or us, may from time to time, in one or more offerings, offer and sell ordinary shares, senior or subordinated debt securities or warrants. Each time we sell any of the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. Specific amounts and terms of any such securities will be provided in such supplements to this prospectus. You should read this prospectus and any prospectus supplement(s) carefully before you invest.

Our ordinary shares are listed on the NASDAQ Global Select Market under the symbol “AY.” We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.

We may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our ordinary shares, senior or subordinated debt securities or warrants. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Investing in the securities covered by this prospectus involves certain risks. You should carefully consider the risks identified in “Risk Factors” beginning on page 10 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated August 6, 2018

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “Registration Statement”), or the SEC, on the date hereof utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell any of the securities covered by this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in such prospectus supplement.

You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before purchasing any of our securities. You should also carefully consider, among other things, the matters identified in “Risk Factors” beginning on page 10 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.

The prospectus supplement to be attached to the front of this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material United Kingdom and United States federal income tax considerations applicable to the securities being offered.

In this prospectus, (i) “Atlantica Yield,” the “Company,” “we,” “us,” “our” and “our Company” refers to Atlantica Yield plc and, where the context requires, its direct and indirect subsidiaries, (ii) “Algonquin” refers to Algonquin Power & Utilities Corp., together with its subsidiaries, and (iii) “Abengoa” refers to Abengoa, S.A., together with its subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. If any person provides you with different or inconsistent information, you should not rely on it. We are not making an offer of securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective stated date. Our business, financial condition, results of operations and prospects may have changed since that date. Information contained on our website does not constitute part of this prospectus.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Atlantica Yield is a public limited company organized under the laws of England and Wales. A majority of our directors and officers and certain other persons named in this prospectus reside outside the United States and all or a significant portion of the assets of the directors and officers and certain other persons named in this prospectus and a significant portion of our assets are located outside the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. federal securities law or to enforce against us or such persons judgments of the courts of United States predicated upon civil liability provisions under U.S. federal securities law. We have been advised that there is doubt as to the enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liability based solely on the U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the offer and sale of securities pursuant to this prospectus. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules thereto in accordance with the rules and regulations of the SEC and no reference is hereby made to such omitted information. You should refer to the Registration Statement and its exhibits for additional information. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the Registration Statement at the SEC’s Public Reference Room, as well as through the SEC’s website.

We file annual and other reports with the SEC. We are subject to those reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC, under cover of Form 6-K, material information that we are required or choose to make public or that we distribute, or that is required to be distributed by us, to our shareholders.

You may inspect without charge a copy of the Registration Statement at the SEC’s Public Reference Room, maintained by the SEC at its principal office at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the SEC’s Public Reference Room by calling the SEC in the United States at 1- 800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, including the Company, which can be accessed at http://www.sec.gov.

We maintain a corporate website at www.atlanticayield.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

The SEC allows us to “incorporate by reference” into this Registration Statement certain information we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same degree of care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the following documents:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, as filed with the SEC on March 7, 2018 (File No. 001-36487);

•	our Reports on Form 6-K, as filed with the SEC (File No. 001-36487) on March 12, 2018, April 17, 2018 and May 21, 2018;

•
our Report on Form 6-K filed with the SEC (File No. 001-36487) on August 6 (the “2018 Half-Year Report”) containing the unaudited condensed interim financial report of the Company and its consolidated subsidiaries as of December 31, 2017 and June 30, 2018 and for the six-month period ended June 30, 2018 and 2017; and

•
the description of our share capital contained in the registration statement on Form F-1 of Atlantica Yield filed with the SEC (File No. 333-200848) on January 12, 2015 and any amendment or reports filed for the purpose of updating such description.

All Annual Reports on Form 20-F, and any Reports of Foreign Private Issuer on Form 6-K which are identified by us as being incorporated by reference (to the extent designated therein), filed with or submitted to the SEC subsequent to the date of the Registration Statement on Form F-3 of which this prospectus forms a part, but before termination of the offering under this prospectus, shall be deemed incorporated by reference into this prospectus and deemed to be a part hereof from the date of the filing of such documents.

Documents incorporated by reference are available from us, without charge, by writing to or calling Atlantica Yield plc, Great West House (GW1), 17th Floor, Brentford, United Kingdom TW8 9DF, telephone number +44 203 499 0465.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement and the documents we incorporate by reference include forward-looking statements which reflect our current expectations and are subject to risks and uncertainties. These forward-looking statements include, but are not limited to, all statements other than statements of historical facts contained in this prospectus, including, without limitation, those regarding our future financial position and results of operations, our strategy, plans, objectives, goals and targets, future developments in the markets in which we operate or are seeking to operate or anticipated regulatory changes in the markets in which we operate or intend to operate. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “is likely to,” “may,” “plan,” “potential,” “predict,” “projected,” “should” or “will” or the negative of such terms or other similar expressions or terminology.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The forward-looking statements contained in this prospectus reflect our current expectations and projections about future events and are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and are not guarantees of future performance and are based on numerous assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our actual results of operations, financial condition and the development of events may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements. We do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Important risks, uncertainties and other factors that could cause these differences include, but are not limited to:

•	Difficult conditions in the global economy and in the global market and uncertainties in emerging markets where we have international operations;

•
Changes in government regulations providing incentives and subsidies for renewable energy, decreases in government expenditure budgets, reductions in government subsidies or other adverse changes in laws and regulations affecting our businesses and growth plan, including reduction of our revenues in Spain, which are mainly defined by regulation through parameters that could be reviewed at the end of each regulatory period;

•	Our ability to acquire solar projects due to the potential increase of the cost of solar panels;

•	Political, social and macroeconomic risks relating to the United Kingdom’s exit from the European Union;

•	Changes in general economic, political, governmental and business conditions globally and in the countries in which we do business;

•	Challenges in achieving growth and making acquisitions due to our dividend policy;

•
Inability to identify and/or consummate future acquisitions, under the AAGES ROFO Agreement, the Abengoa ROFO Agreement or otherwise from third parties or from potential new partners, including as a result of not being able to find acquisition opportunities on favorable terms or at all;

•
Our ability to close acquisitions under our ROFO agreements with AAGES, Algonquin, Abengoa and others due to, among other things, not being offered assets that fit our portfolio, not reaching agreements on prices or, in the case of the Abengoa ROFO Agreement, the risk of Abengoa selling assets before they reach COD;

•	Our ability to identify and reach an agreement with new sponsors or partners similar to the ROFO agreements with AAGES, Algonquin or Abengoa;

•
Legal challenges to regulations, subsidies and incentives that support renewable energy sources; extensive governmental regulation in a number of different jurisdictions, including stringent environmental regulation;

•	Increases in the cost of energy and gas, which could increase our operating costs;

•	Counterparty credit risk and failure of counterparties to our offtake agreements to fulfill their obligations;

•	Inability to enter into new offtaker agreements or replace expiring or terminated offtake agreements with similar agreements;

•	New technology or changes in industry standards;

•	Inability to manage exposure to credit, interest rates, foreign currency exchange rates, supply and commodity price risks;

•	Reliance on third-party contractors and suppliers;

•	Risks associated with acquisitions and investments;

•	Deviations from our investment criteria for future acquisitions and investments;

•	Failure to maintain safe work environments;

•
Effects of catastrophes, natural disasters, adverse weather conditions, climate change, unexpected geological or other physical conditions, criminal or terrorist acts or cyber-attacks at one or more of our plants;

•	Insufficient insurance coverage and increases in insurance cost;

•	Litigation and other legal proceedings, including claims due to Abengoa’s restructuring process;

•	Reputational risk, including potential damage caused to us by Abengoa’s reputation;

•	The loss of one or more of our executive officers;

•	Failure of information technology on which we rely to run our business;

•	Revocation or termination of our concession agreements or power purchase agreements;

•	Lowering of revenues in Spain that are mainly defined by regulation;

•	Risk that the 16.5% Share Sale will not be completed;

•	Inability to adjust regulated tariffs or fixed-rate arrangements as a result of fluctuations in prices of raw materials, exchange rates, labor and subcontractor costs;

•	Exposure to electricity market conditions which can impact revenue from our renewable energy;

•	Changes to national and international law and policies that support renewable energy resources;

•	Lack of electric transmission capacity and potential upgrade costs to the electric transmission grid;

•	Disruptions in our operations as a result of our not owning the land on which our assets are located;

•	Risks associated with maintenance, expansion and refurbishment of electric generation facilities;

•	Failure of our assets to perform as expected, including Solana and Kaxu;

•	Failure to receive dividends from all project and investments, including Solana and Kaxu;

•	Failure or delay to reach the “flip-date” by Liberty Interactive Corporation in its tax equity investment in Solana;

•	Variations in meteorological conditions;

•	Disruption of the fuel supplies necessary to generate power at our efficient natural gas power generation facilities;

•	Deterioration in Abengoa’s financial condition;

•
Abengoa’s ability to meet its obligations under our agreements with Abengoa, to comply with past representations, commitments and potential liabilities linked to the time when Abengoa owned the assets, potential clawback of transactions with Abengoa, and other risks related to Abengoa;

•	Failure to meet certain covenants or payment obligations under our financing arrangements;

•	Failure to obtain pending waivers in relation to the minimum ownership by Abengoa and the cross-default provisions contained in some of our project financing agreements;

•	Failure of Abengoa to maintain existing guarantees and letters of credit under the Financial Support Agreement or failure by us to maintain guarantees;

•	Failure of Abengoa to maintain its obligations and production guarantees, pursuant to EPC contracts;

•	Changes in our tax position and greater than expected tax liability, including in Spain;

•
Conflicts of interest which may be resolved in a manner that is not in our best interests or the best interests of our minority shareholders, potentially caused by our ownership structure and certain service agreements in place with our current largest shareholder;

•	The divergence of interest between us and Abengoa, due to Abengoa’s sale of our shares;

•
Potential negative tax implications from being deemed to undergo an “ownership change” under section 382 of the Internal Revenue Code, including limitations on our ability to use U.S. NOLs to offset future income tax liability;

•	Negative implications from a potential change of control;

•	Negative implications of U.S. federal income tax reform;

•	Technical failure, design errors or faulty operation of our assets not covered by guarantees or insurance;

•	Failure to collect insurance proceeds in the expected amounts; and

•
Various other factors, including those discussed in “Risk Factors” beginning on page 10 of this prospectus and under “Item 3.D—Risk Factors” and “Item 5.A—Operating Results” in our most recent Annual Report on Form 20-F.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements or the risks facing our business. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, although nothing herein or therein should be construed as exhaustive, such factors are described in “Risk Factors” in this prospectus and in our most recent Annual Report on Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents incorporated herein completely and with the understanding that our actual future results may be materially different from our expectations.

PROSPECTUS SUMMARY

This summary contains a general overview of the information contained or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements and related notes, as filed with the SEC and incorporated by reference in this prospectus. You should carefully consider the information contained in or incorporated by reference in this prospectus, including the information set forth under the heading “Risk Factors” in our 2017 Annual Report on Form 20-F and our 2018 Half-Year Report on Form 6-K, which are incorporated herein by reference.

About Atlantica Yield plc

We were incorporated in England and Wales as a private limited company on December 17, 2013 under the name Abengoa Yield Limited. On March 19, 2014, the Company was re-registered as a public limited company, under the name Abengoa Yield plc. On May 13, 2016, the change of the Company´s registered name to Atlantica Yield plc was filed with the Registrar of Companies in the United Kingdom.

We are a total return company that owns, manages and acquires renewable energy, efficient natural gas, electric transmission lines and water revenue generating assets focused on North America (the United States and Mexico), South America (Peru, Chile and Uruguay) and EMEA (Spain, Algeria and South Africa).

Corporate Information

The address of our principal executive offices is Great West House, GW1, 17th floor, Great West Road, Brentford, United Kingdom TW8 9DF, and our phone number is +44 203 499 0465. Our website is located at https://www.atlanticayield.com/ and www.atlanticayield.co.uk. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Ratio of Earnings to Fixed Charges

The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements and the following summary is qualified in its entirety by reference to our 2017 Annual Report on Form 20-F, our 2018 Half-Year Report on Form 6-K and the financial statements and related notes and information contained therein.

Six Months Ended June 30, 2018	Year Ended December 31,
	2017	2016	2015		2014		2013
1.6	1.1	1.1	0.5	(2)	0.8	(2)	0.6	(1)(2)

(1)
Atlantica Yield plc was originally incorporated in December 2013. The historical financial data used to determine our ratio of earnings to fixed charges for the year ended December 31, 2013 has been derived from the audited combined financial statements of our predecessor.

(2)
Earnings were inadequate to cover fixed charges by $159.3 million for the year ended December 31, 2015, $39.3 million for the year ended December 31, 2014 and by $81.1 and million for the year ended December 31, 2013.

RISK FACTORS

An investment in securities involves a high degree of risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained or incorporated by reference into this prospectus;

•	the information contained or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•	the risks described in our most recent Annual Report on Form 20-F for our most recent fiscal year, which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings that we make with the SEC.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occur, our business, financial condition or results of operations would likely suffer. You should consider carefully the risk factors identified above and in any report on Form 6-K filed subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS

Unless the applicable prospectus supplement otherwise indicates, the net proceeds from the sale of securities offered by the Company pursuant to this prospectus will be used for general corporate purposes. General corporate purposes may include working capital, acquisitions, retirement of debt, investment in our subsidiaries and other business purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s ratio of earnings to fixed charges for each of the periods indicated is set forth below. We have derived the ratios of earnings to fixed charges from our historical consolidated financial statements and the following summary is qualified in its entirety by reference to our 2017 Annual Report on Form 20-F, our 2018 Half-Year Report on Form 6-K and the financial statements and related notes and information contained therein. The information set forth below is prepared in accordance with IFRS as issued by the IASB and should be read in conjunction with our consolidated financial statements, including the notes thereto, and the other financial information included or incorporated by reference herein.

Six Months Ended June 30, 2018	Year Ended December 31,
	2017	2016	2015		2014		2013
1.6	1.1	1.1	0.5	(2)	0.8	(2)	0.6	(1)(2)

(1)
Atlantica Yield plc was originally incorporated in December 2013. The historical financial data used to determine our ratio of earnings to fixed charges for the year ended December 31, 2013 has been derived from the audited combined financial statements of our predecessor.

(2)
Earnings were inadequate to cover fixed charges by $159.3 million for the year ended December 31, 2015, $39.3 million for the year ended December 31, 2014 and by $81.1 and million for the year ended December 31, 2013.

We have computed the ratios of earnings to fixed charges set forth above by dividing earnings by fixed charges. For the purpose of computing the ratio of earnings to fixed charges, earnings were calculated by (a) adding (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (ii) fixed charges; (iii) amortization of capitalized interest; (iv) distributed income of equity investees; and (v) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges and (b) subtracting (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

The ratio of earnings to fixed charges is a ratio that we are required to present in this prospectus in accordance with SEC rules and regulations. This ratio is different from the ratios that we are required to maintain under our credit facilities and may not be a ratio used by investors to evaluate our overall operating performance. In addition, for the purpose of computing the ratio of earnings to fixed charges, earnings (as defined above) are based on our pre-tax income from continuing operations in our consolidated financial statements, which are prepared in accordance with IFRS as issued by the IASB. As such, the earnings typically include non-cash revaluation gains or losses with respect to measuring investment properties and certain financial instruments, including financial derivatives, in the financial statements at their fair values. Accordingly, earnings (as defined above) do not represent recurring earnings and do not necessarily represent our net cash flows generated by current operations.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our articles of association (the “Articles”) and applicable provisions of law. We have summarized certain portions of the Articles below. The Articles are incorporated by reference as an exhibit to the Registration Statement of which this prospectus forms a part. You should read the Articles for the provisions that are important to you.

Share Capital

Our share capital is $10,022,000 divided into approximately 100,217,260 ordinary shares, completely subscribed and disbursed and having a nominal value of $0.10 per share, all in the same class and series.

On June 18, 2014, Atlantica Yield closed its initial public offering issuing 24,850,000 ordinary shares. The shares were sold at a price of $29 per share and as a result the Company raised $720,650,000 of gross proceeds. The Company recorded $2,485,000 as Share Capital and $682,810,000 as Additional Paid in Capital, included in Atlantica Yield reserves as of December 31, 2016, corresponding to the total net proceeds of the offering. The underwriters further purchased 3,727,500 additional shares from the selling shareholder, a subsidiary wholly owned by Abengoa, at the public offering price less fees and commissions to cover over-allotments driving the total proceeds of the offering to $828,748,000. Atlantica Yield’s shares began trading on the NASDAQ Global Select Market under the symbol “ABY” on June 13, 2014. The symbol changed to “AY” on November 11, 2017. On January 22, 2015, Abengoa closed an underwritten public offering and sale in the United States of 10,580,000 of ordinary shares of the Company for total proceeds of $327,980,000 (or $31 per share). As a result of such offering, Abengoa reduced its stake in the Company from 64.3% to 51.1% of its shares. On May 14, 2015 Atlantica Yield issued 20,217,260 new shares at $33.14 per share, which was based on a 3% discount versus the May 7, 2015 closing price. Abengoa subscribed for 51% of the newly-issued shares and maintained its previous stake in Atlantica Yield. The proceeds were primarily used by Atlantica Yield to finance asset acquisitions in May and June 2015. On July 14, 2015, Abengoa sold 2,000,000 shares of Atlantica Yield under Rule 144, reducing its stake to 49.1%. On March 5, 2015, Abengoa sold an aggregate of $279 million of principal amount of exchangeable notes due 2017, or the Exchangeable Notes. The Exchangeable Notes are exchangeable, at the option of their holders, for ordinary shares of Atlantica Yield. As of September 23, 2016, the date of the most recent public information, according to publicly available information, Abengoa had delivered an aggregate of 7,595,639 shares of the Company to holders that exercised their option to exchange Exchangeable Notes. As a result, Abengoa held 41.47% of our ordinary shares as of that date. In addition, as of September 23, 2016, there were 16,475.61 shares of the Company subject to delivery to holders of the Exchangeable Notes upon exchange of the outstanding Exchangeable Notes. On November 1, 2017, Algonquin entered into an agreement to purchase 25,054,315 shares from Abengoa, which closed on March 9, 2018. On November 1, 2017, Algonquin and Abengoa also entered into an option and right of first refusal agreement with respect to the 16,503,348 additional ordinary shares of the Company held indirectly by Abengoa, which we refer to as the “Option Agreement.” Under the Option Agreement, as amended, Algonquin had a right to acquire the remaining 16.47% aggregate equity interest in the Company held indirectly by Abengoa, which it exercised on April 17, 2018 for a total purchase price of approximately $345 million at a price of $20.90 per share. Following satisfaction of the closing conditions and consummation of the transaction, Abengoa will no longer hold equity interest in the Company.

Shares Not Representing Capital

None.

Shares Held by the Company

We are not permitted under English law to hold our own shares unless they are repurchased by us and held in treasury.

History of Share Capital

The following table presents the history of our share capital as of the end of each of our last three fiscal years:

	December 31,
	2017	2016	2015
Shares	100,217,260	100,217,260	100,217,260

Memorandum and Articles of Association

Objects and Purposes

We were incorporated in England and Wales as a private limited company on December 17, 2013 under the name Abengoa Yield Limited, registered number 8818211. On March 19, 2014, we re-registered as a public limited company, under the name Abengoa Yield plc. On January 7, 2016, we changed our corporate brand to Atlantica Yield. At our annual shareholders meeting held in May 2016, we changed our legal name to Atlantica Yield plc. The Companies Act abolishes the need for an objects clause and, as such, our objects are unrestricted.

Disclosure of Personal Interests of an Office Holder

The Companies Act requires that an office holder disclose to the Company any personal interest that he or she may have, and all related material information and documents known to him or her, in connection with any existing or proposed transaction by the Company. The disclosure is required to be made promptly and in any event, no later than at the board of directors meeting in which the transaction is first discussed.

Directors

Subject to the provisions of the Articles, the directors may meet for the dispatch of business and adjourn and otherwise regulate its proceedings as they think fit. Unless and until in a general meeting the shareholders of the Company determine otherwise, the number of directors of the Company shall not be less than 7 nor more than 13 in number.

The quorum necessary for the transaction of business of the directors may be fixed from time to time by the directors and unless so fixed at any other number shall be a number equal to at least half of the directors appointed from time to time. A meeting of the directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the directors. A director is not counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

The directors of the Company may in accordance with the Articles, and the provisions of the Companies Act, authorize a matter proposed to the Company that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict with the interests of the Company. A director is not required, by reason of being a director (save as otherwise agreed by such director), to account to the Company for any benefit which the director (or a person connected with the director) derives from any such matter authorized by the directors. Any contract, transaction or arrangement relating to such matter shall not be liable to be avoided on the grounds of any such benefit.

Sections 177 and 182 of the Companies Act require any transaction or arrangement with the Company in which a director has an interest (proposed or existing) to be declared, not only those that are extraordinary transactions or arrangements.

A director may not vote at a meeting of the board of directors or of a committee of the board of directors on any resolution in respect of any contract, transaction, or arrangement, or any other proposal in which he has (either alone or together with any person connected with him, as provided in the Companies Act) an interest other than in the circumstances set out below. A director shall not be counted in the quorum at a meeting of the directors in relation to any resolution in which the director is not entitled to vote.

Subject to the provisions of the Companies Act, a director is entitled to vote and be counted in the quorum in respect of any resolution concerning any contract, transaction or arrangement or any other proposal (inter alia):

•	in which he has an interest of which he is not aware or which cannot reasonably be regarded as likely to give rise to a conflict of interest;

•	in which he has an interest only by virtue of interests in the Company’s shares, debentures or other securities or otherwise in or through the Company;

•
which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of obligations incurred by him or any other person for the benefit of the Company or a debt or other obligation of the Company for which the director has assumed responsibility under a guarantee or indemnity or by the giving of security;

•
concerning an offer of securities by the Company or any of its subsidiary undertakings in which he is or may be entitled to participate as a holder of securities or as an underwriter or sub-underwriter;

•
concerning any other body corporate, provided that he and any connected persons do not own or have a beneficial interest in one percent or more of any class of share capital of such body corporate, or of the voting rights available to the members of such body corporate;

•
relating to an arrangement for the benefit of employees or former employees which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

•	concerning the purchase or maintenance of insurance for any liability for the benefit of directors;

•	concerning the giving of indemnities in favor of the directors; or

•
concerning the funding of expenditure by any director or directors (i) on defending criminal, civil or regulatory proceedings or actions against him or them, (ii) in connection with an application to the court for relief, (iii) on defending him or them in any regulator investigations, or (iv) incurred doing anything to enable him to avoid incurring such expenditure.

Any director (including the director that has the conflict) may propose that such conflicted director be authorized in relation to any matter which is the subject of such a conflict. The director with the conflict will not count towards the quorum at the meeting at which the conflict is considered and may not vote on any resolution authorizing the conflict. Where the board of directors gives authority in relation to such a conflict, the board of directors may impose such terms on the relevant director as it deems appropriate.

Each of our directors and other officers may be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution or discharge of his or her duties or in relation to those duties. The Companies Act renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director. We have insurance for our directors regarding negligence, default, breach of trust and breach of duty under the terms allowed under the Companies Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Appointment of Directors

The Companies Act requires that a resolution approving provisions to appoint a director for a period of more than two years must not be passed unless a memorandum setting out the proposed contract incorporating the provision is made available to members: in the case of a resolution at a meeting, by being made available for inspection by members of the company both (i) at the company’s registered office for not less than 15 days ending with the date of the meeting, and (ii) at the meeting itself.

Subject to certain minimum thresholds in terms of their shareholdings, each shareholder shall be entitled to appoint a number of directors in proportion to their shareholding. However, no shareholder shall be entitled to appoint more than half of the directors plus one.

Effective from October 1, 2013, quoted companies must obtain a binding vote of shareholders on remuneration policy at least once every three years and an advisory vote on an implementation report on how the remuneration policy was implemented in the relevant financial year.

The ordinary remuneration of the directors shall be determined by the directors.

Any director who holds any other office in our Company (including for this purpose the office of chairman or deputy chairman, whether or not such office is held in an executive capacity), or who serves on any committee of the directors, or who otherwise performs, or undertakes to perform, services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid such additional remuneration (whether by way of fixed sum, bonus commission, participation in profits or otherwise) or may receive such other benefits as the directors may determine.

Directors’ Borrowing Powers

Subject to the provisions of the Articles and the Companies Act, the directors may exercise all the powers of the Company to borrow money, mortgage or charge all or any part or parts of its undertaking, property and uncalled capital, and issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Removal of Directors

The Company may, by ordinary resolution of which special notice has been given, remove any director and elect another person in place of such director.

Retirement of Directors

Each director shall retire at the annual general meeting held in the third calendar year following the year in which he was elected or last re-elected by the Company or such shorter period as the directors may determine. In addition, each director (other than the Chairman and any director holding an executive office) shall also be required to retire at each annual general meeting following the ninth anniversary on the date on which he was elected by the Company. A director who retires at any annual general meeting shall be eligible for election or re-election unless the directors resolve otherwise not later than the date of the notice of such annual general meeting.

When a director retires at an annual general meeting in accordance with the Articles, the Company may, by ordinary resolution at the meeting, fill the office being vacated by re-electing the retiring director. In the absence of such a resolution, the retiring director shall nevertheless be deemed to have been re-elected, except in the cases identified by the Articles.

Termination of Office

The office of a director of the Company shall be terminated if:

(i)	subject to the provisions of the Companies Act, the shareholder who appointed the relevant director of the Company elects to terminate the office of such director;

(ii)	the director of the Company becomes prohibited by law or (if applicable) the NASDAQ Rules from acting as a director or ceases to be a director by virtue of any provision of the Companies Act;

(iii)	the Company has received notice of the director’s resignation or retirement from office and such resignation or retirement from office has taken effect in accordance with its terms;

(iv)	the director has retired at an annual general meeting in accordance with the Articles;

(v)
the director has a bankruptcy order made against him/her, compounds with his/her creditors generally or applies to the court for an interim order under the UK Insolvency Act 1986 in connection with a voluntary arrangement under that Act or any analogous event occurs in relation to the director in another country;

(vi)
an order is made by any court claiming jurisdiction in that behalf on the ground (however formulated) of mental disorder for the director’s detention or for the appointment of another person (by whatever name called) to exercise powers with respect to the director’s property or affairs;

(vii)	the director is absent from meetings of the directors for three months without permission and the directors have resolved that the director’s office be vacated;

(viii)	notice of termination is served or deemed served on the director and that notice is given by a majority of directors for the time being; or

(ix)
in the case of a director other than the chairman and any director holding an executive office, if the directors resolve to require the director to resign and the director fails to do so within 30 days of notification of such resolution being served or deemed served on the director.

Share Qualification of Directors

A director shall not be required to hold any shares of the Company by way of qualification. A director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

Rights Attached to Our Shares

As of August 6, 2018, our shares have attached to them full voting, dividend and capital distribution (including winding up) rights. However, our shares do not confer any rights of redemption.

Without prejudice to any rights attached to any existing shares, the Company may issue shares with such rights or restrictions as determined either by the Company by ordinary resolution or, if the Company passes a resolution to authorize them, the directors. The Company may also issue shares which are, or are liable to be, redeemed at the option of the Company or the holder.

Dividend Rights. Our Articles provide that the Company may, by ordinary resolution, declare final dividends to be paid to its shareholders in accordance with their respective rights. However, no dividend shall be declared unless it has been recommended by the directors and does not exceed the amount recommended by the directors.

If the directors believe that the profits of the Company justify such payment, they may pay fixed dividends on any class of shares where the fixed dividend is payable on fixed dates. They may also pay interim dividends on shares of any class in amounts and on dates and periods as they think fit. Provided the directors act in good faith, they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment of dividends on any other class of shares having rights ranking equally with or behind those shares.

Unless the share rights otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid, and apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid.

Any unclaimed dividends may be invested or otherwise applied for the benefit of the Company until they are claimed. If any dividend is unclaimed for 12 years from the date on which it was declared or became due for payment, the person who was otherwise entitled to it shall cease to be entitled and the Company may keep that sum. In addition, the Company will not be considered a trustee with respect to the amount of any payment into a separate account by the directors of any unclaimed dividend or other sum payable on or in respect of a share of the Company.

The Company may cease to send any check or other means of payment by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares, the check, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending checks, warrants or orders in respect of the dividends payable on those shares if the holder of or person entitled to them claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

The directors may, if authorized by ordinary resolution, offer to shareholders the right to elect to receive, in lieu of a dividend, an allotment of new shares credited as fully paid.

Voting Rights. Subject to the provisions in the Articles and any special rights or restrictions as to voting attached to any shares or class of shares of the Company, at a general meeting, voting on each and every resolution shall be taken by way of a poll.

As such, every member present in person or by proxy has one vote for every share held by him, as per the Articles.

A proxy shall not be entitled to vote where the member appointing the proxy would not have been entitled to vote on the resolution had he been present in person.

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names appear in the register of the Company in respect of the joint holding.

The actions necessary to change the rights of holders of the shares are as follows: the rights of the shareholders would need to be altered by way of a special resolution requiring 75% vote of the shareholders who are present and voting in person or by proxy. In order to change the rights of a separate class of shares, it will require such a vote by shareholders of that class of shares.

Liquidation Rights. In the event of our liquidation, subject to applicable law, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Redemption Provisions. We may, subject to applicable law and to our Articles, issue redeemable preference shares and redeem the same.

Capital Calls. Under our Articles and the Companies Act, the liability of our shareholders is limited to the nominal (par) value of the shares held by them.

Subject to the terms of allotment of the shares of the Company, the directors of the Company may make a call on our shareholders to pay up any nominal value or share premium outstanding by giving them notices of such call. A shareholder must pay to the Company the amount called on his shares but is not required to do so until 14 days have passed since the notice of call was sent. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than seven days from the date of the further notice requiring payment and stating that in the event of non-payment the shares on which the call has been made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors. As part of the initial public offering, the nominal value and share premium of all shares will be fully paid.

Transfer of Shares. Fully-paid shares are issued in registered form and may be transferred pursuant to our Articles, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Transfers of uncertificated shares may be effected by means of a relevant system (i.e., NASDAQ Global Select Market) unless the NASDAQ Regulations or the UK Uncertificated Securities Regulations 2001 (also known as the CREST Regulations) provide otherwise.

Preemptive Rights. In certain circumstances, our shareholders have preemptive rights under the Companies Act with respect to new issuances of equity securities.

Modification of Rights

Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while the Company is a going concern or during or in contemplation of a winding-up.

The special rights attached to any class of shares will not, unless otherwise expressly provided by the terms of issue, be deemed to be varied by (i) the creation or issue of further shares ranking, as regards participation in the profits or assets of the Company, in some or all respects equally with them but in no respect in priority to them, or (ii) the purchase or redemption by the Company of any of its own shares.

Shareholders’ Meetings and Resolutions

An annual general meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place or places, date and time as may be decided by the directors.

The directors may, whenever they think fit, call a general meeting. The directors are required to call a general meeting once the Company has received requests from its members to do so in accordance with the Companies Act.

Notice of general meetings shall include all information required to be included by the Companies Act and shall be given to all members other than those members who are not entitled to receive such notices from the Company under the provisions of the Articles. The Company may determine that only those persons entered on the Register at the close of business on a day decided by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company must specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. The directors may in their discretion resolve that, in calculating such period, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act).

No business other than the appointment of a chairman of the meeting shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. The necessary quorum at a general meeting shall be two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorized representative of a corporation which is a member (including for this purpose two persons who are proxies or corporate representatives of the same member).

The directors may require attendees to submit to searches or put in place such arrangements or restrictions as they think fit to ensure the safety and security of attendees at a general meeting. Any member, proxy or other person who fails to comply with such arrangements or restrictions may be refused entry to, or removed from, the general meeting.

The directors may decide that a general meeting shall be held at two or more locations to facilitate the organization and administration of such meeting. A member present in person or by proxy at the designated “satellite” meeting place may be counted in the quorum and may exercise all rights that they would have been able to exercise if they had been present at the principal meeting place. The directors may make and change from time to time such arrangements as they shall in their absolute discretion consider appropriate to:

•	ensure that all members and proxies for members wishing to attend the meeting can do so;

•	ensure that all persons attending the meeting are able to participate in the business of the meeting and to see and hear anyone else addressing the meeting;

•	ensure the safety of persons attending the meeting and the orderly conduct of the meeting; and

•	restrict the numbers of members and proxies at any one location to such number as can safely and conveniently be accommodated there.

Limitation on Owning Securities

Our Articles do not restrict in any way the ownership or voting of our shares by non-residents. Furthermore, there is no longer an obligation of a shareholder of a U.K. company which is a non-listed (in the U.K. or EU) company to voluntarily disclose his shareholding unless, required to do so by the company. If the company serves a demand on a person under section 793 to the Companies Act, that person will be required to disclose any interest he has in the shares of the company.

Change in Control

We can issue additional shares with any rights or restrictions attached to them as long as they are not restricted by any rights attached to existing shares. These rights or restrictions can be decided by the directors so long as there is no conflict with the Articles or any resolution passed by the shareholders. The ability of the directors to issue shares with rights or restrictions that are different than those attached to the currently outstanding shares could have the effect of delaying, deferring or preventing change of control of our Company.

We may in the future be subject to the U.K. City Code on Takeovers and Mergers, or the Code, which is not binding on the Company at the present time. The Code applies, among other things, to an offer for a public company whose registered office is in the U.K. and whose securities are not admitted to trading on a regulated market in the United Kingdom if the company is considered by the Panel on Takeovers and Mergers, or the Panel, to have its place of central management and control in the U.K. This is known as the “residency test.” The test for central management and control under the Code is different from that used by the UK tax authorities. In the event the Panel determines the Company is subject to the Code, any person who (i) acquires an interest in our shares which, when taken together with shares in which that person and its concert parties (as defined under the Code) are interested, carries 30% or more of the voting rights of our shares, or who (ii) together with its concert parties, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the Company and who acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, in both cases, would be required (except with the consent of the Panel), together with its concert parties, if any, to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Exchange Listing

Our shares are listed on the NASDAQ Global Select Market under the symbol “AY.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible into equity. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms and to the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The debt securities offered hereby will be issued under one or more separate indentures between us and a designated trustee to be named in the indenture. The indenture will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors (and with respect to debt securities convertible into equity pursuant to an authorization or a resolution by the general meeting) and detailed or determined in the manner provided in a board of directors’ resolution, an officer’s certificate or by a one or more separate indentures. The particular terms of each series of debt securities that we may offer pursuant to this prospectus will be described in a prospectus supplement relating to the series, including any pricing supplement. These terms may include the following:

•	the title, initial offering price and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	authorized denominations;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest and the right, if any, to extend the maturity of the debt securities, the date or dates from which interest will accrue or the method for determining dates on which interest will accrue, the date or dates on which interest will commence and any regular record date for the interest payable on any interest payment date;

•	the person to whom any interest on the debt securities will be payable;

•	the date or dates on which we will pay the principal on the debt securities;

•	redemption or early repayment provisions;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any material covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

•	the law that will govern the indenture and debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our ordinary shares. The terms, if any, on which the debt securities may be exchanged for and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of ordinary shares or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement. Neither the trustee nor the conversion agent shall have any duty to verify calculations respecting conversions. All such calculations shall be performed by us and our agents. Neither the trustee nor the conversion agent shall have any liability for not verifying our calculations and shall be entitled to rely upon them.

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.K. and U.S. federal income tax considerations and any other special considerations applicable to any of the related debt securities. For any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

Unless we inform you otherwise in the applicable prospectus supplement, any indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of the warrants that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase any of our securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investor, a bank, a trust or other warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered, including:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued and exercised; the currency or currencies in which the price of such warrants will be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the number or principal amount of securities that may be purchased upon exercise of warrants (including, if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time) and the price at which such securities may be purchased upon exercise;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable; information with respect to book-entry procedures, if any;

•	any material United Kingdom and United States federal income tax consequences;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, redemption or call provisions;

•	terms, procedures and limitations relating to the exchange and exercise of such warrants; and

•	any other material terms of the warrants.

FORM OF SECURITIES

Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt security or warrant represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Atlantica Yield, the trustees or the warrant agents, or any other agent of Atlantica Yield, agent of the trustees or agent of the warrant agents, will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

TAXATION

Material United Kingdom and United States federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement related to those securities.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold from time to time in one or more of the following ways (or in any combination thereof):

•	through one or more underwriters or dealers on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through other broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law;

•	through agents; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

•	the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us;

•	the aggregate amount of securities covered by this prospectus being offered and the purchase price thereof, including the proceeds to be received by us, if any; and

•	additional information as required to be included therein.

Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Underwriters, Broker-Dealers and other Agents

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

To facilitate any offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such overallotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Direct Sales and Institutional Investors

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or in another transaction exempt from or not subject to the registration requirements of the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

If so indicated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers from certain types of institutional investors to purchase the offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus. In addition, underwriters and agents may be customers of, engage in transactions with or perform services for us and out affiliates in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Securities and certain legal matters in connection with this prospectus relating to New York law will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP and relating to English law will be passed upon by Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2017, and the effectiveness of Atlantica Yield plc’s internal control over financial reporting, have been audited by Deloitte S.L., an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Myah Bahr Honaine S.p.a. (a subsidiary of the Company) incorporated in this prospectus by reference from Atlantica Yield plc’s Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Deloitte Algerie S.á.r.l., an independent-auditor, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the fact that the accompanying statements of income, comprehensive income, changes in equity and cash flows of Myah Bahr Honaine S.p.a. for the year ended December 31, 2015, were not audited, reviewed, or compiled by Deloitte Algerie S.á.r.l. and, accordingly, they do not express an opinion or any other form of assurance with respect to those statements). Such financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

The registrant’s articles of association provide that, subject to the U.K. Companies Act 2006, every person who is or was at any time a director or other officer (excluding an auditor) of the registrant may be indemnified out of the assets of the registrant against all costs, charges, expenses, losses or liabilities incurred by him in performing his duties or the exercise of his powers or otherwise in relation to or in connection with his duties, powers or office.

The registrant maintains insurance for its directors regarding negligence, fault, breach of trust and breach of duty under the terms allowed by the U.K. Companies Act 2006.

The proposed form of underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement on Form F-3 will provide that the underwriters will indemnify, under certain conditions, the registrant, members of the registrant’s board of directors, members of the executive management board and persons who control the registrant within the meaning of the Securities Act, against certain liabilities. See “Item 10. Undertakings” for a description of the Commission’s position regarding such indemnification provisions.

Item 9.	Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Articles of Association (incorporated by reference from Exhibit 3.1 to Atlantica Yield plc’s Form 6-K filed with the SEC on May 21, 2018 – SEC File No. 001-36487)
4.1*	Form of Senior Indenture.
4.2*	Form of Subordinated Indenture.
4.3*	Form of Senior Note.
4.4*	Form of Subordinated Note.
4.5*	Form of Warrant Agreement.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP as to certain matters of English law.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain matters of New York law.
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte, S.L.
23.2	Consent of Deloitte Algerie S.á.r.l.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.1 herein).
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2 herein).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1*	Statement of eligibility of Trustee on Form T-1 with respect to Atlantica Yield plc under the Senior Indenture.
25.2*	Statement of eligibility of Trustee on Form T-1 with respect to Atlantica Yield plc under the Subordinated Indenture.

*	To be filed, if necessary, by amendment or on a Form 6-K prior to or concurrently with the issuance of the applicable securities.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that

(A)
Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
To file a post-effective amendment to the Registration Statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date;

(6)
That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of an undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes that:

(i)
for purposes of determining any liability under the Securities Act, the information omitted from the prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to a Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

(ii)
for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(iii)
the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(f)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Atlantica Yield plc certifies that it has reasonable grounds to believe that it has met all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brentford, United Kingdom on August 6, 2018.

Atlantica Yield plc

By:	/s/ Santiago Seage
	Name:	Santiago Seage
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Santiago Seage, Francisco Martinez Davis, Javier Albarracin, Irene Hernandez and Leire Perez, and each of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and any subsequent registration statement filed pursuant to Rule 462 of the Securities Act  and to file the same, with all respective exhibits thereto and any and all other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel Villalba	Independent Director and Chairman of the Board of Directors	August 6, 2018
Daniel Villalba

/s/ Santiago Seage	Chief Executive Officer	August 6, 2018
Santiago Seage	(Principal executive officer)

/s/ Francisco Martinez-Davis	Chief Financial Officer	August 6, 2018
Francisco Martinez-Davis	(Principal financial officer and Principal accounting officer)

/s/ Ian Robertson	Director	August 6, 2018
Ian Robertson

/s/ Christopher Jarratt	Director	August 6, 2018
Christopher Jarratt

/s/ Gonzalo Urquijo	Director	August 6, 2018
Gonzalo Urquijo

/s/ Jack Robinson	Independent Director	August 6, 2018
Jack Robinson

/s/ Robert Dove	Independent Director	August 6, 2018
Robert Dove

/s/ Andrea Brentan	Independent Director	August 6, 2018
Andrea Brentan

/s/ Francisco J. Martinez	Independent Director	August 6, 2018
Francisco J. Martinez

/s/ Emiliano García Sanz	Authorized Representative in the United States	August 6, 2018
Emiliano García Sanz

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Articles of Association (incorporated by reference from Exhibit 3.1 to Atlantica Yield plc’s Form 6-K filed with the SEC on May 21, 2018 – SEC File No. 001-36487)
4.1*	Form of Senior Indenture.
4.2*	Form of Subordinated Indenture.
4.3*	Form of Senior Note.
4.4*	Form of Subordinated Note.
4.5*	Form of Warrant Agreement.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP as to certain matters of English law.
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain matters of New York law.
12.1	Statement regarding computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte, S.L.
23.2	Consent of Deloitte Algerie S.á.r.l.
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included in Exhibit 5.1 herein).
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2 herein).
24.1	Powers of attorney (included as part of the signature pages hereof).
25.1*	Statement of eligibility of Trustee on Form T-1 with respect to Atlantica Yield plc under the Senior Indenture.
25.2*	Statement of eligibility of Trustee on Form T-1 with respect to Atlantica Yield plc under the Subordinated Indenture.

*	To be filed, if necessary, by amendment or on a Form 6-K prior to or concurrently with the issuance of the applicable securities.